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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (No. 333-53759) on Form S-4/A of our report dated August 24, 1996 incorporated by reference in Columbus McKinnon Corporation's current report on Form 8K, dated October 17, 1996, as amended on December 31, 1996, and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Charlotte, North Carolina

June 30, 1998